Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of August 14, 2019 (this “Amendment”), is entered into among ALBEMARLE CORPORATION, a Virginia corporation (the “Company”), ALBEMARLE EUROPE SRL, a limited liability company organized under the laws of Belgium (“société à responsabilité limitée”) (“Albemarle Europe”, and together with the Company and any other Subsidiary of the Company party hereto pursuant to Section 2.14, collectively, the “Borrowers”), the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below and as amended by this Amendment).
RECITALS
WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of June 21, 2018 (the “Credit Agreement”);
WHEREAS, the Company has requested certain amendments to the Credit Agreement; and
WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.
NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.    Amendments.
(a)    Section 1.01.
(i)    The following definition in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
“Maturity Date” means the later of (a) August 14, 2024 and (b) if maturity is extended pursuant to Section 2.15, such extended maturity date as determined pursuant to such Section; provided, however that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
(ii)    The definition of “MLPFS” appearing in Section 1.01 of the Credit Agreement is hereby deleted, and every occurrence of “MLPFS” appearing in the Credit Agreement is hereby deleted and replaced with “BAS”.
(iii)    A new definition of “BAS” is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“BAS” means BofA Securities, Inc., in its capacity as joint lead arranger and joint bookrunner, and its successors.
(iv)    A new definition of “Blocking Law” is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:
“Blocking Law” means:
(a)    any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom); and
(b)    any similar blocking or anti-boycott law in the United Kingdom.
(b)    Section 6.20. Section 6.20(b) of the Credit Agreement is hereby amended to read as follows:
(b)    The Borrowers and their Subsidiaries are in compliance in all material respects with applicable anti-corruption Laws (it being understood and agreed that the foregoing representation and warranty shall not be deemed to be inaccurate on account of conduct described in Schedule 6.20 solely to the extent such conduct has occurred prior to the Closing Date (and, for the avoidance of doubt, is not continuing on the date on which such representation and warranty is made or deemed to be made hereunder)) and have instituted and maintain in effect policies and procedures reasonably designed to promote and achieve compliance with such Laws.
(c)    Section 8.01. Section 8.01(dd) of the Credit Agreement is hereby amended by replacing the phrase “25%” therein with the phrase “30%”.
(d)    Section 8.07.
(i) Section 8.07(f) of the Credit Agreement is hereby amended by removing the “and” after the “;”.
(ii) Section 8.07(g) of the Credit Agreement is hereby amended to read as follows:
(g)    other Indebtedness, provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed the difference between (i) 30% of Consolidated Net Tangible Assets as appearing in the latest balance sheet delivered pursuant to Section 7.01 minus (ii) the aggregate outstanding principal amount of Indebtedness of the Company secured by Liens permitted by Section 8.01(dd); and
(iii) A new Section 8.07(h) is hereby added to the Credit Agreement to read as follows:

(h)    any guarantee given pursuant to section 8a of the German Act on Partial Retirement (Altersteilzeitgesetz) or section 7e of the Fourth Book of the German Social Code (Sozialgesetzbuch IV).
(e)    Section 8.08. The following new sentence is hereby added to the end of Section 8.08 of the Credit Agreement to read as follows:
Any provision of this Section 8.08 or Section 6.20 shall not apply to any Person if and to the extent that it would result in a breach, by or in respect of that Person, of any applicable Blocking Law.
(f)    Section 11.25. A new Section 11.25 is hereby added to the Credit Agreement to read as follows:
11.25    Acknowledgment Regarding any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 11.25, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
(g)    Schedule 6.20. A new Schedule 6.20 (Certain Anti-Corruption Laws Matters) to the Credit Agreement, in the form attached hereto as Attachment A, is hereby inserted immediately after Schedule 6.17 (Subsidiaries) of the Credit Agreement, and a corresponding reference to “6.20 Certain Anti-Corruption Laws Matters” is hereby inserted immediately after “6.17 Subsidiaries” in the list of Schedules in the Table of Contents of the Credit Agreement.
(h)    Exhibit D. Exhibit D (Form of Compliance Certificate) is hereby deleted and replaced in its entirety with the form attached hereto as Attachment B.
2.    Effectiveness; Conditions Precedent. This Amendment shall be and become effective as of date hereof when all of the conditions set forth in this Section 2 shall have been satisfied.
(a)    Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrowers, the Administrative Agent and each Lender.

(b)    Resolutions, etc. The Administrative Agent shall have received (i) a certificate of the Company dated as of the date hereof signed by a Responsible Officer of the Company (A) certifying and attaching the resolutions adopted by the Company approving or consenting to this Amendment and (B) certifying that, before and after giving effect to this Amendment, (1) the representations and warranties contained in Article VI of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this clause (B)(1), the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.01 of the Credit Agreement, and (2) no Default exists, and (ii) a decision of the director of Albemarle Europe dated as of the date hereof signed by the director of Albemarle Europe approving Albemarle Europe’s execution of this Amendment and granting power of attorney to Cédric Janssens to execute this Amendment.
(c)    Legal Opinions. The Administrative Agent shall have received opinions of counsel to the Borrowers in form and substance reasonably satisfactory to the Administrative Agent.
(d)    Lender/Arranger Fees. The Company shall have paid all agreed arrangement fees and extension fees to the Lenders and BofA Securities, Inc., as applicable.
3.    Expenses. The Borrowers agree to reimburse the Administrative Agent for all reasonable documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable documented fees and expenses of Moore & Van Allen PLLC.
4.    Ratification. Each Borrower acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.
5.    Authority/Enforceability. Each Borrower represents and warrants as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)    This Amendment has been duly executed and delivered by such Borrower and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws, (ii) fraudulent transfer or conveyance laws, and (iii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Borrower of this Amendment, except for those the failure to obtain, occur or make would not reasonably be expected to have a Material Adverse Effect.
(d)    The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) violate, contravene or conflict with any Laws applicable to it, except in the case of clause (ii), to the extent that it would not reasonably be expected to have a Material Adverse Effect.
6.    Representations and Warranties of the Borrowers. Each Borrower represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof unless they specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (b) no Default exists.
7.    Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.
8.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
9.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.    Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.
11.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:                ALBEMARLE CORPORATION,
a Virginia corporation

By:	/s/ Amy M. Dunbar Name: Amy M. Dunbar Title: Vice President and Treasurer

ALBEMARLE EUROPE SRL,
a limited liability company organized under the laws of Belgium

By:	/s/ Isabelle Miesing Name: Isabelle Miesing Title: Director

ALBEMARLE CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Ronaldo Naval Name: Ronaldo Naval Title: Vice President

ALBEMARLE CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

LENDERS:        BANK OF AMERICA, N.A.,
        as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Brandon Weiss Name: Brandon Weiss Title: Vice President
JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ John Kushnerick Name: John Kushnerick Title: Executive Director
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Nathan R. Rantala Name: Nathan R. Rantala Title: Managing Director
MUFG BANK, LTD.
F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Victor Pierzchalski Name: Victor Pierzchalski Title: Authorized Signatory
MIZUHO BANK, LTD.,
as a Lender

By:	/s/ Tracy Rahn Name: Tracy Rahn Title: Authorized Signatory

ALBEMARLE CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Peggy Yip Name: Peggy Yip Title: Vice President
SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ Michael Maguire Name: Michael Maguire Title: Executive Director
U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Mark Irey Name: Mark Irey Title: Vice President
THE NORTHERN TRUST COMPANY,
as a Lender

By:	/s/ Andrew D. Holtz Name: Andrew D. Holtz Title: Senior Vice President
SANTANDER BANK, N.A.,
as a Lender

By:	/s/ Xavier Ruiz Sena Name: Xavier Ruiz Sena Title: Managing Director
SUNTRUST BANK,
as a Lender

ALBEMARLE CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

By:	/s/ Julie Lindberg Name: Julie Lindberg Title: Vice President

ALBEMARLE CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

Attachment A

Schedule 6.20
Certain Anti-Corruption Laws Matters

As previously reported in its filings with the SEC, the Company received information regarding potential improper payments being made by third party sales representatives of the Company’s Refining Solutions business, within its Catalysts segment.

Attachment B

Exhibit D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: , 20__

To:    Bank of America, N.A., as Administrative Agent

Re:
Credit Agreement, dated as of June 21, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among Albemarle Corporation, a Virginia corporation (the “Company”), Albemarle Europe SRL, a limited liability company organized under the laws of Belgium (“société privée à responsabilité limitée”) (“Albemarle Europe”, and together with Company and any other Subsidiary of the Company party to the Credit Agreement pursuant to Section 2.14 thereof, collectively, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof that [he/she] is the                              of the Company, and that, in [his/her] capacity as such, [he/she] is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements:]

[1.    Attached hereto as Schedule 1 are the audited financial statements required by Section 7.01(a) of the Credit Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.]

[Use following paragraph 1 for fiscal quarter-end financial statements:]

[1.    Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Credit Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Consolidated Group in all material respects in accordance with GAAP as of the above date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

[select one:]

[2.    To the best knowledge of the undersigned during such fiscal period, no Default or Event of Default exists as of the date hereof.]

[or:]

[the following is a list of each existing Default or Event of Default, the nature and extent thereof, and the proposed actions of the Borrowers with respect thereto:]

3.    The financial covenant analyses and information set forth on Schedule 2 attached hereto (i) are true and accurate on and as of the date of this Certificate and (ii) demonstrate compliance with Section 8.06 of the Credit Agreement.

4.    Set forth below is a summary of all material changes in GAAP affecting the Company and in the consistent application thereof by the Company occurring during the most recent fiscal quarter ending prior to the date hereof, the effect on the financial covenants resulting therefrom, and a reconciliation between calculation of the financial covenants before and after giving effect to such changes:

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________ ___, ______.

ALBEMARLE CORPORATION,
a Virginia corporation

By:
Name:
Title:

Schedule 1
to Compliance Certificate

Financial statements for the fiscal [year][quarter] of the Company ended as of __________, 20__

[see attached]

Schedule 2
to Compliance Certificate

Computation of Financial Covenants

1.    Consolidated Leverage Ratio

(a)    Consolidated Funded Debt as of such date:

(i)	all obligations for borrowed money, whether current or
long-term (including the Obligations under the Credit
Agreement), and all obligations evidenced by bonds,
debentures, notes, loan agreements or other similar
instruments, including convertible debt instruments        $

(ii)    all purchase money indebtedness (including indebtedness
and obligations in respect of conditional sales and title
retention arrangements, except for customary conditional
sales and title retention arrangements with suppliers that
are entered into in the ordinary course of business) and all indebtedness and obligations in respect of the deferred
purchase price of property or services (other than trade
accounts payable incurred in the ordinary course of business
and payable on customary trade terms)                $

(iii)    all contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety
bonds and similar instruments                    $

(iv)    the Attributable Principal Amount of capital leases and
Synthetic Leases                        $

(v)    the Attributable Principal Amount of Securitization
Transactions                            $

(vi)    all preferred stock and comparable equity interests providing for mandatory redemption, sinking fund or other like payments
within 91 days following the Maturity Date currently in effect    $

(vii)    Guarantees in respect of Funded Debt of another Person        $

(viii)    Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment
thereof                                $

(ix)    Consolidated Funded Debt
[(a)(i) + (a)(ii) + (a)(iii) + (a)(iv) + (a)(v) + (a)(vi) + (a)(vii)
+ (a)(viii)]                            $

(b)    Consolidated EBITDA for the period of the four fiscal quarters ending on such date:

(i)    Consolidated Net Income for such period            $

To the extent deducted in calculating such Consolidated Net Income (other than clause (b)(xi) below), without duplication:

(ii)    Consolidated Interest Charges for such period            $

(iii)    the provision for federal, state, local and foreign income taxes
payable by the Consolidated Group for such period        $

(iv)    the amount of depreciation and amortization expense for such
period                                $

(v)    non-cash expenses for such period (excluding any non-cash
expense to the extent that it represents an accrual of or reserve
for cash payments in any future period)                $

(vi)    non-cash goodwill impairment charges                 $

(vii)     any non-cash loss attributable to the mark-to-market
adjustments in the valuation of pension liabilities (to the extent the cash impact resulting from such loss has not been realized)
in accordance with Accounting Standards Codification 715
(ASC 715)                            $

(viii)     any fees, expenses or charges (other than depreciation or
amortization expense) related to any Acquisition, Disposition, issuance of equity interests, other transactions (excluding
intercompany transactions) permitted by Section 8.02 of the
Credit Agreement, or the incurrence of Indebtedness not
prohibited by the Credit Agreement (including any refinancing or amendment thereof) (in each case, whether or not
consummated), including, but not limited to, such fees, expenses or charges related to the Credit Agreement and the other Loan
Documents and any amendment or other modification of the
Credit Agreement or the other Loan Documents            $

(ix)    any expense to the extent that a corresponding amount is
received during such period in cash by the Company or any of its Subsidiaries under any agreement providing for
indemnification or reimbursement of such expenses        $

(x)    any expense with respect to liability or casualty events or business interruption to the extent reimbursed to the Company or any of its
Subsidiaries during such period by third party insurance        $

(xi)    the amount of dividends or distributions or other payments
(including any ordinary course dividend, distribution or other payment) that are actually received in cash (or converted into cash) for such period by a member of the Consolidated Group
from any Person that is not a member of the Consolidated Group
or otherwise in respect of any unconsolidated investment        $

To the extent included in calculating such Consolidated Net Income:

(xii)	non-cash income during such period (excluding any non-cash
income to the extent that it represents cash receipts in any future
period)                                $

(xiii)    any non-cash gains attributable to the mark-to-market
adjustments in the valuation of pension liabilities in accordance
with Accounting Standards Codification 715 (ASC 715)        $

(xiv)    Consolidated EBITDA
[(b)(i) + (b)(ii) + (b)(iii) + (b)(iv) + (b)(v) + (b)(vi) + (b)(vii)
+ (b)(viii) + (b)(ix) + (b)(x) + (b)(xi) – (b)(xii) – (b)(xiii)]    $

(c)    Consolidated Leverage Ratio
[(a)(ix)/(b)(xiv)]                            __________:1.0